SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549





                                   FORM 8-K


                                CURRENT REPORT


                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934





Date of Report (Date of earliest event reported)    Apirl 4, 1997


                      DEAN WITTER REALTY YIELD PLUS, L.P.
            (Exact name of registrant as specified in its charter)


          Delaware                    0-18148               13-3426531
(State or other jurisdiction       (Commission         (I.R.S. Employer
    of incorporation)              File Number)        Identification No.)


  Two World Trade Center, New York, New York                10048
   (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code     (212) 392-1054



         (Former name or former address, if changed since last report)

Item 5.  Other Events

Valuation per Unit of Limited Partnership Interest

     The Managing General Partner of the Partnership has estimated the value per Unit of limited partnership interest at December 31, 1996 to be $11.15. This value was based on appraisals of the Partnership's real estate properties by Cushman & Wakefield, an independent appraisal firm, with adjustments by the Managing General Partner for other Partnership assets and liabilities. The values of the properties do not necessarily reflect the amounts which could be obtained upon an immediate liquidation of the properties. The value per Unit does not represent the market price for the Units. In the limited market for resale of Partnership Units, a seller would most likely receive a discount to the $11.15 value upon sale of the Unit.





                                SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  DEAN WITTER REALTY YIELD PLUS, L.P.

                             By:  Dean Witter Realty Yield Plus Inc.
                                  Managing General Partner


                             By:
                                  E. Davisson Hardman, Jr.
                                  President


Date:   April 4, 1997